Exhibit 10.1

Helix TCS, Inc.

SERIES B PREFERRED STOCK PURCHASE AGREEMENT

This Series B Preferred Stock Purchase Agreement (this “Agreement”) is made and entered into as of May 17, 2017, by and among (i) Helix TCS, Inc., a Delaware corporation (the “Company”), (ii) Helix Opportunities, LLC, a Delaware limited liability company (“Helix Opps”), and (iii) RSF4, LLC, a Delaware limited liability company (the “Purchaser”).

Witnesseth

Whereas, the Company has authorized a new series of preferred stock in its Series B Certificate of Designation (as defined below) designated as the “Series B Preferred Stock”;

Whereas, the Company has authorized the sale and issuance of the value of the Company’s Series B Preferred Stock which are to be sold or exchanged at the First Closing and may be sold at the Subsequent Closing subject to the Maximum Amount set forth herein (the “Series B Preferred Shares”);

Whereas, the Purchaser desires to purchase the Series B Preferred Shares on the terms and conditions set forth herein; and

Whereas, the Company desires to issue and sell the Series B Preferred Shares to the Purchaser on the terms and conditions set forth herein, including, without limitation, the covenants set forth in Section 2.6.

Agreement

Now, Therefore, in consideration of the foregoing recitals and the mutual promises, representations, warranties, and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.          AGREEMENT TO SELL AND PURCHASE

1.1        Authorization of Series B Preferred Shares. The Company has authorized (a) the sale and issuance to the Purchaser of the Series B Preferred Shares and (b) the issuance of such shares of the Common Stock (as hereinafter defined) to be issued upon conversion of the Series B Preferred Shares (the “Conversion Shares”; together with the Series B Preferred Shares, the “Shares”). The Shares have the rights, preferences, privileges and restrictions set forth in the Charter, including that certain Certificate of Designations, Preferences and Rights of Series B Preferred Stock in the form attached hereto as Exhibit B (the “Series B Certificate of Designation”).

1.2        Sale and Purchase. The Company hereby agrees to issue and sell to the Purchaser and, subject to and in reliance upon the representations, warranties, covenants, terms and conditions hereof, at the Closings (as hereinafter defined), the Purchaser agrees to purchase or otherwise acquire via exchange, as applicable, from the Company, the number of the Series B Preferred Shares set forth opposite such Purchaser’s name on the schedule attached as Exhibit A hereto (the “Series B Schedule”) under (i) the column heading “Series B Preferred Shares from New Money” in exchange for the payment in cash to the Company of the New Money Commitment set forth on the Series B Schedule, and (ii) the column heading “Series B Preferred Shares from Conversion” in exchange for the conversion value of Purchaser’s Convertible Note (as defined below), each at a per share price equal to $0.3245385 (the “Per Share Purchase Price”).

2.          CLOSINGS, DELIVERY AND PAYMENT; POST-CLOSING COVENANTS

2.1        Closings.

(a)       Multiple Closings. The sale and purchase of the Series B Preferred Shares may occur in one or more closings (each a “Closing” and collectively, the “Closings”). Each Closing shall be held remotely pursuant to the exchange of electronic signature pages.

(b)       First Closing. The first closing of the sale and purchase of the Series B Preferred Shares under this Agreement (the “First Closing”) shall take place on date hereof.

(c)       Subsequent Closings. At any time after the First Closing, to the extent that (i) the Purchaser participating in the First Closing (the “Initial Purchaser”) and/or (ii) additional purchaser(s) reasonably acceptable to the Company designated by the Initial Purchaser (each an “Additional Purchaser”), agree by execution of a counterpart of this Agreement to purchase Series B Preferred Shares at the Per Share Purchase Price, the Company shall, within ten (10) days thereafter, hold additional Closings with respect to the purchase of such Series B Preferred Shares (each a “Subsequent Closing”); provided, however, that the aggregate purchase price of the Series B Preferred Shares issued at the Subsequent Closings may not exceed $500,000 (the “Maximum Amount”), and provided further, that all Subsequent Closings shall occur on or before December 31, 2017, and only for so long as all of the conditions precedent to such Subsequent Closing set forth in Section 6 have been satisfied or waived. The terms of the transactions consummated at each Subsequent Closing shall be identical to the terms consummated at the First Closing, excepting the Closing date and the number of Series B Preferred Shares issued and sold. In connection with a Subsequent Closing, the Company shall amend the Series B Schedule to reflect any additional purchase by the Initial Purchaser and to add any Additional Purchaser(s).

2.2       Use of Proceeds. The Company shall use the proceeds from the sale of the Series B Preferred Shares to (i) fund the acquisition described on Schedule 2.2 attached hereto and (ii) pay in full the Bridge Notes (as defined on Schedule 2.2 attached hereto), and to the extent proceeds remain after funding the foregoing, for working capital and general corporate purposes consistent with its business plan.

2.3       Payment. The Purchaser shall pay for the Series B Preferred Shares by (a) wire transfer in accordance with instructions provided by the Company, and/or (b) conversion of the Convertible Note as provided in Section 2.5. Purchaser shall pay an amount equal to the Per Share Purchase Price multiplied by the number of the Series B Preferred Shares purchased.

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2.4       Delivery. At the Closings, subject to the terms and conditions hereof and upon payment of the purchase price therefor, the Company will deliver to the Purchaser certificates, duly signed by the President and Secretary of the Company, representing the number of the Series B Preferred Shares to be purchased at such Closing by Purchaser (and any Additional Purchaser pursuant to any Subsequent Closing) as indicated on the Series B Schedule.

Convertible Note. The parties acknowledge and agree that immediately prior to the execution and delivery of this Agreement, the Purchaser entered into an exchange agreement pursuant to which the Convertible Note was contributed by RSG4, LLC to Purchaser in exchange for equity interests in Purchaser. The Company and the Purchaser acknowledge and agree that the Unsecured Convertible Promissory Note, dated September 30, 2016, in the aggregate principal amount of $500,000 (the “Convertible Note”) issued by the Company shall convert at the First Closing into the number of Series B Preferred Shares set forth next to Purchaser’s name under the column heading “Series B Preferred Shares from Conversion” on the Series B Schedule. Upon such conversion, the Company will be forever released from all of its obligations and liabilities under the Convertible Note and the Convertible Note shall be extinguished and cancelled.

2.6        Post-Closing Covenants, Filings and Amendments.

(a)         SEC and Delaware Secretary of State Filings.

(i)         Immediately following the First Closing, the Company will cause its Board of Directors to adopt and approve by unanimous written consent, the amended and restatement of the Original Series A Certificate of Designation, with such amendment and restatement to be effectuated pursuant to the form attached as Exhibit G hereto (the “Amended and Restated Series A Certificate of Designation”). The Company agrees that commencing on the date hereof and continuing until the date on which the Amended and Restated Series A Certificate of Designation is effectively filed with the Delaware Secretary of State, the Company will not take any action to convert or permit any holder of Series A Preferred Stock to convert into shares of Common Stock.

(ii)       The Company shall prepare and file a preliminary information statement relating to the Post-Closing Consent and the Amended and Restated Series A Certificate of Designation (together with any amendments thereof or supplements thereto, the “Information Statement”) as soon as practicable following the date hereof (and, in any event, within five business days from the date of this Agreement) with the Securities and Exchange Commission (the “SEC”). The Company and Purchaser shall cooperate with each other in connection with the preparation and filing of the Information Statement. The Company shall use its reasonable best efforts to respond (with the reasonable assistance of Purchaser) as promptly as practicable to any comments of the SEC or its staff, and to cause the Information Statement to be delivered or otherwise made available to the Company’s stockholders at the earliest practicable time after the resolution of all such comments in order to start the twenty day (20) statutory notice period (with such period starting on the mailing date of the Information Statement delivery) in order to allow the Company’s shareholders to review the Information Statement (the “Shareholder Notice Period”). The Company shall notify Purchaser promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Information Statement or for additional information and will supply Purchaser with copies of all such correspondence.

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(iii)       Within two days business following the expiration of the Shareholder Notice Period, the Company shall cause the Amended and Restated Series A Certificate of Designation to be filed filing (on an expedited basis) with the Delaware Secretary of State and cause evidence of such filing and acceptance by the Delaware Secretary of State to be promptly delivered to Purchaser.

(b)         Purchaser Put Right. In the event that either the Company or Helix Opps breach any of their respective covenants set forth in this Section 2.6, upon providing two business days written notice and opportunity to cure to the Company and Helix Opps, the Purchaser shall have the right to put to the Company all (or less than all) of its Series B Preferred Shares at a price equal to 150% of the Per Share Purchase Price (the “Put Right Per Share Price”) specified above, and the Company agrees to pay the Put Right Per Share Price in cash within five business days following the expiration of the cure period described above.

(c)         Helix Opps Covenants. Helix Opps agrees that commencing on the date hereof and continuing until the date on which the Amended and Restated Series A Certificate of Designation is effectively filed with the Delaware Secretary of State, (i) Helix Opps will not convert, nor will Helix Opps take any action to convert or permit the Company to take any action to convert, any of the Series A Preferred Stock held by Helix into shares of Common Stock, (ii) immediately following the First Closing, Helix will execute and deliver (and not revoke) the post-Closing consent (in its capacity as the holder of a majority of the Common Stock and all of the Series A Preferred Stock) in the form attached as Exhibit H hereto (the “Post-Closing Consent”), which consent approves the adoption by the Company of the Amended and Restated Series A Certificate of Designation and the filing of such designation with the Delaware Secretary of State following the expiration of the Shareholder Notice Period, (iii) to the extent that the Company fails to satisfy its obligations under Section 2.6(b), Helix Opps agrees to be jointly and severally for the Company’s obligations to consummate the put right transactions described therein, and (iv) Helix Opps will use its reasonable best efforts to cause the Company to timely satisfy each of its obligations under Section 2.6(a) and 2.6(b).

(d)       Purchaser Reliance on Post-Closing Covenants. Each of the Company and Helix Opps acknowledge and agree that the Purchaser has agreed to purchase the Series B Preferred Shares identified on the Series B Schedule in reliance upon the covenants of the Company and Helix Opps set forth in this Section 2.6, and further acknowledge that the Purchaser would not enter into this Agreement or any of the other transactions contemplated hereby but for the covenants of the Company and Helix Opps set forth in this Section 2.6.

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3.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth on a Schedule of Exceptions delivered by the Company to the Purchaser attached hereto as Exhibit F (the “Schedule of Exceptions”), the Company, on behalf of itself and each member of the Company Group, hereby represents and warrants to the Purchaser (and any Additional Purchaser pursuant to any Subsequent Closing) as of the date of this Agreement as set forth below. For purposes of this Section 3, the phrase “to the Company’s knowledge” means the actual knowledge of the executive officers of the Company.

3.1        Organization, Good Standing and Qualification. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority and any government consents and approvals to (i) own and operate its properties and assets, (ii) execute and deliver this Agreement, the Investor Rights Agreement, of even date herewith, substantially in the form attached hereto as Exhibit C, by and among the Company and the other parties thereto (the “Investor Rights Agreement”), the Right of First Refusal and Co-Sale Agreement, of even date herewith, substantially in the form attached hereto as Exhibit D by and among the Company and the other parties thereto (the “Right of First Refusal and Co-Sale Agreement”), and the Voting Agreement, of even date herewith, substantially in the form attached hereto as Exhibit E by and among the Company and the other parties thereto (the “Voting Agreement”, together with the Investor Rights Agreement, the Right of First Refusal and Co-Sale Agreement, the “Series B Financing Agreements”), (iii) issue and sell the Series B Preferred Shares and the Conversion Shares, (iv) carry out the provisions of this Agreement, the Series B Financing Agreements and the Charter and (v) carry on its business as presently conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the assets, liabilities, financial condition, prospects or operations of the Company (a “Material Adverse Effect”). For the purposes of this Agreement, the Company’s original Certificate of Incorporation filed with the Secretary of the State of Delaware on March 13, 2014 (the “Original Certificate”), as (i) amended on May 6, 2014 (in order to correct a misspelling), (ii) further amended on May 6, 2014, (iii) amended on October 14, 2015, (iv) amended on December 28, 2015 pursuant to an amendment which included the Certificate of Designation of Rights and Privileges of Class A Preferred Convertible Super Majority Voting Stock (the “Original Series A Certificate of Designation”), and (v) further amended on May 15, 2017 pursuant to an amendment which included the Series B Certificate of Designation (the amendments described in the foregoing clauses (i)-(v), collectively, the “Charter Amendments”, and the Original Certificate and the Amendments are together, collectively referred to herein as the “Charter”).

3.2        Subsidiaries; Strategic Partners.

(a)         Schedule 3.2(a) of the Schedule of Exceptions sets forth a true and accurate list of the Company’s Subsidiaries (together with the Company, collectively, the “Company Group”) and the equity holders of each such Subsidiary.

(b)         Except as set forth on Schedule 3.2(b) of the Schedule of Exceptions, no member of the Company Group has a strategic partnership or similar relationship with or own or have any direct or indirect interest in or control over any corporation, partnership, joint venture or other entity of any kind.

(c)         The term “Subsidiary” means any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are owned directly or indirectly by the Company.

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3.3        Capitalization; Voting Rights.

(a)         The authorized capital stock of the Company, immediately prior to the First Closing consists of (i) 200,000,000 shares of common stock, par value $0.001 per share, 28,533,411 shares of which are issued and outstanding (the “Common Stock”), and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, (A) 1,000,000 of which are designated “Series A Preferred Stock” in the Charter, as may be amended from time to time in accordance with this Agreement (the “Series A Preferred Stock”), all of which are issued and outstanding immediately prior to the First Closing; and (B) 9,000,000 of which are designated “Series B Preferred Stock”, none of which are issued and outstanding immediately prior to the First Closing. Section 3.3(a) of the Schedule of Exceptions sets forth the capitalization of the Company immediately prior to the First Closing.

(b)         [RESERVED].

(c)         Other than (i) rights to convert the Convertible Note contemplated by Section 2.5 hereof, (ii) rights to purchase additional shares of the Common Stock vested in those persons and entities and determined as described in Section 3.3(c)(ii) of the Schedule of Exceptions, and (iii) except as may otherwise be granted pursuant to this Agreement and the Series B Financing Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind, including agreements contingent on the occurrence of possible future events, for the purchase or acquisition from the Company of any of its securities.

(d)         The rights, preferences, privileges and restrictions applicable to the Shares are as stated in the Charter. The Conversion Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Charter, the Series B Preferred Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances created by Purchaser; provided, however, that the Series B Preferred Shares and the Conversion Shares may be subject to restrictions on transfer under the Series B Financing Agreements, and state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

(e)         Except as set forth in Section 3.3(e) of the Schedule of Exceptions, no stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for mandatory acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; (iii) the transactions contemplated hereby or (iv) the occurrence of any other event or combination of events.

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3.4        Authorization; Binding Obligations.

(a)         All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Series B Financing Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closings, the authorization, sale, issuance and delivery of the Series B Preferred Shares pursuant hereto and the issuance and delivery of the Conversion Shares upon conversion of the Series B Preferred Shares has been taken prior to the First Closing.

(b)         This Agreement and the Series B Financing Agreements, when executed and delivered by the Company, will (assuming the due authorization, execution and delivery hereof by the Purchaser and other parties thereto) be legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions in Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

3.5        Financial Statements. The Company has delivered to the Purchaser its audited consolidated balance sheet as of, and statements of income, cash flows and changes in stockholders’ equity for the period ended on December 31, 2016, and its unaudited consolidated balance sheet as of, and statements of income, cash flows and changes in stockholders’ equity for the three-month period ended on March 31, 2017 (such date the “Statement Date”) (all such financial statements being collectively referred to herein as the “Financial Statements”). The Financial Statements (i) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles, and (ii) present fairly the financial condition of the Company Group, taken as a whole, at the date therein indicated and the results of operations of the Company Group for the period therein specified, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.

3.6        Liabilities. Except as disclosed in Section 3.6 of the Schedule of Exceptions, no member of the Company Group has any liability (whether known or unknown and whether absolute or contingent) having, in the aggregate, a value equal to or in excess of $10,000, except for (a) liabilities shown in the Financial Statements, and (b) liabilities which have arisen since the Statement Date in the ordinary course of business, and (c) performance obligations under agreements, contracts and instruments that are either disclosed in the Schedule of Exceptions as required by this Agreement or not required to be disclosed in the Schedule of Exceptions by this Agreement but have been entered into in the ordinary course of the business of the members of the Company Group.

3.7        No Insolvency. No insolvency proceeding of any character, including, without limitation, bankruptcy, receivership, reorganization, composition or arrangement with creditors, voluntary or involuntary, affecting the Company Group or any of its assets or properties, is pending or, to the Company's knowledge, threatened. Neither the Company, nor any of its Subsidiaries, has taken any action in contemplation of, or that would constitute the basis for, the institution of any such insolvency proceedings.

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3.8        ERISA. Each member of the Company Group has complied in all material respects with all applicable laws relating to wages, hours and collective bargaining. Except as disclosed in Section 3.8 of the Schedule of Exceptions, no member of the Company Group has maintained, sponsored, adopted, made contributions to or obligated itself to make contributions to or to pay any benefits or grant rights under or with respect to any “Employee Pension Benefit Plan” as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), “Employee Welfare Benefit Plan” (as defined in Section 3(1) of ERISA), “multi-employer plan” (as defined in Section 3(37) of ERISA), plan of deferred compensation, medical plan, life insurance plan, long-term disability plan, dental plan or other plan providing for the welfare of any of the Company Group’s or any Affiliate’s (as defined in Section 3.9 hereof) employees or former employees or beneficiaries thereof, personnel policy, excess benefit plan, bonus or incentive plan (including but not limited to stock options, restricted stock, stock bonus and deferred bonus plans), salary reduction agreement, change-of-control agreement, worker’s compensation law, unemployment compensation law, social security law or any other benefit program or contract, except as required by law.

3.9        Agreements; Action.

(a)          Except as disclosed in Section 3.9(a) of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between each member of the Company Group, on the one hand, and any member of the Company Group’s officers, directors, and employees, and Affiliates or any Affiliate thereof, on the other hand. For purposes of this Agreement, an “Affiliate” is any person who, directly or indirectly, controls, is controlled by or is under common control with any other person.

(b)          Except as disclosed in Section 3.9(b) of the Schedule of Exceptions, there are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which any member of the Company Group is a party or by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, a member of the Company Group in excess of $25,000 (other than obligations of, or payments to, a member of the Company Group arising from purchase, sale or non-exclusive license agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from a member of the Company Group (other than licenses arising from the purchase of “off the shelf” or other standard products), or (iii) provisions restricting the development, manufacture or distribution of a member of the Company Group’s products or services, or (iv) indemnification by a member of the Company Group with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business). Section 3.9(b) of the Schedule of Exceptions sets forth a listing of all current consultants to any member of the Company Group.

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(c)          Except as disclosed in Section 3.9(c) of the Schedule of Exceptions, no member of the Company Group has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the case of indebtedness and/or liabilities individually less than $25,000, in excess of $50,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses or in accordance with the Company Group’s employee reimbursement policy, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

(d)          For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person (including persons the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

(e)          Except as disclosed in Section 3.9(e) of the Schedule of Exceptions, there are no agreements, understandings or proposed transactions between each member of the Company Group, on the one hand, and Purchaser or any of its officers, directors, and employees, and Affiliates, on the other hand.

3.10       Obligations to Related Parties. Except as disclosed in Section 3.10 of the Schedule of Exceptions, there are no obligations of any member of the Company Group to officers, directors, stockholders, or employees of any member of the Company Group other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of a member of the Company Group and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board of Directors of the Company). None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to any member of the Company Group. Except as disclosed in Section 3.10 of the Schedule of Exceptions, none of (i) the officers or directors of the Company or any members of their immediate families, or (ii) to the Company’s knowledge, the key employees of any member of the Company Group or any members of their immediate families, are indebted to a member of the Company Group or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which a member of the Company Group has a business relationship, or any firm or corporation which competes with a member of the Company Group, other than passive investments in publicly traded companies (representing less than one percent (1%) of such company) which may compete with a member of the Company Group. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with a member of the Company Group (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company). Except as may be disclosed in the Financial Statements, no member of the Company Group is a guarantor or indemnitor of any indebtedness of any other person.

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3.11       Changes. Except as set forth in Section 3.11 of the Schedule of Exceptions, since December 31, 2016, there has not been any:

(a)          change in the assets, liabilities, financial condition, prospects or operations (taken as a whole) of the Company Group from that reflected in the Financial Statements, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a Material Adverse Effect;

(b)          resignation or termination of any officer, key employee or group of employees of any member of the Company Group; and the Company, to its knowledge, does not know of the impending resignation or termination of employment of any such officer, key employee or group of employees;

(c)          change, except in the ordinary course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

(d)          damage, destruction or loss, whether or not covered by insurance, except as would not have a Material Adverse Effect;

(e)         waiver by a member of the Company Group of a material contractual or legal right or of a material debt owed to such member of the Company Group;

(f)          change, except in the ordinary course of business, in any compensation arrangement or agreement with any employee, officer, director or stockholder;

(g)         to the knowledge of the Company, labor organization activity related to any member of the Company Group;

(h)         sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets, or grant of any license with respect thereto;

(i)          change in any material agreement to which a member of the Company Group is a party or by which it is bound;

(j)          other event or condition of any character that, either individually or cumulatively, has had or would reasonably be expected to have a Material Adverse Effect; or

(k)         arrangement or commitment by a member of the Company Group to do any of the acts described in subsection (a) through (j) above.

3.12       Title to Properties and Assets; Liens, Etc. Each member of the Company Group has good and marketable title to its properties and assets, including the properties and assets reflected in the balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of such member of the Company Group, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by each member of the Company Group are in good operating condition and repair (ordinary wear and tear excepted) and are reasonably fit and usable for the purposes for which they are being used. Each member of the Company Group is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

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3.13       Intellectual Property.

(a)       Ownership. Each member of the Company Group owns or possesses sufficient legal rights to (a) all trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes (the “Intellectual Property”) and (b) to its knowledge, all patents, in each instance as used by it in connection with such member of the Company Group business, which represent all intellectual property rights necessary to the conduct of such member of the Company Group’s business as now conducted and as presently contemplated to be conducted, without any known conflict with, or known infringement of, the rights of others. Section 3.13(a) of the Schedule of Exceptions contains a complete list of each member of the Company Group’s patents, trademarks, copyrights and domain names and pending patent, trademark and copyright applications. Except for agreements with its own employees or consultants and standard end-user license agreements and agreements identified in Section 3.13(a) of the Schedule of Exceptions, there are no agreements relating to the Intellectual Property of any member of the Company Group, and no member of the Company Group is bound by or a party to any agreements with respect to the Intellectual Property of any other person. No member of the Company Group has received any written communication alleging that such member of the Company Group has violated or, by conducting its business as currently conducted or as proposed to be conducted, would violate any of the Intellectual Property of any other person, nor does the Company have knowledge of any reasonable basis therefor. Except as disclosed in Section 3.13(a) of the Schedule of Exceptions, (i) to the Company’s knowledge, no member of the Company Group is obligated to make any payments by way of royalties, fees or otherwise to any owner or licensor of or claimant to any intellectual property with respect to the use thereof in connection with the conduct of its business as presently conducted or as presently contemplated to be conducted; (ii) there are no agreements, understandings, instruments, contracts, judgments, orders or decrees to which such member of the Company Group is a party or by which it is bound which involve indemnification by such member of the Company Group with respect to infringements of intellectual property; (iii) to the Company’s knowledge, no other person is infringing, misappropriating or making unlawful use of, the Company’s Intellectual Property, and (iv) no member of the Company Group is aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interest of the Company Group or that would conflict with such member of the Company Group’s business.

(b)       No Breach by Employees. The Company has no knowledge that any employee of the Company Group is obligated under any contract, or subject to any judgment, decree or order of any court or administrative agency, that would materially interfere with the use of his or her efforts to promote the interests of the Company Group or that would conflict with the Company Group’s business as presently conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company’s business by the employees of the Company Group, nor the conduct of the Company Group’s business as presently conducted, will, to the Company’s knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated.

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3.14       Compliance with Other Instruments. The Company is not in violation or default of any term of its Charter or Bylaws or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery, and performance of and compliance with this Agreement and the Series B Financing Agreements, and the authorization, sale, issuance and delivery of the Series B Preferred Shares pursuant hereto and the issuance and delivery of the Conversion Shares upon conversion of the Series B Preferred Shares, will not, with or without the passage of time or giving of notice, result in any such violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of member of the Company Group or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to such member of the Company Group, its business or operations or any of its assets or properties.

3.15       Litigation. There is no (a) action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against any member of the Company Group before or by any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (b) arbitration proceeding relating to any member of the Company Group pending or (c) governmental inquiry pending or, to the Company’s knowledge, currently threatened against any member of the Company Group (including without limitation any inquiry as to the qualification of the Company to hold or receive any license or permit), nor is the Company aware that there is any basis for any of the foregoing. No member of the Company Group is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by any member of the Company Group currently pending or which such member of the Company Group intends to initiate.

3.16       Tax Returns and Payments. Each member of the Company Group has timely filed all tax returns and reports as required by federal, state and local law. These returns and reports are true and correct in all material respects. Each member of the Company Group has paid all taxes and other assessments due, except those contested by it in good faith. The provision for taxes of the Company Group as shown in the Financial Statements is adequate for taxes due or accrued as of the date thereof. The Company has elected pursuant to the Internal Revenue Code of 1986, as amended (the “Code”), to be treated as a corporation. During the past three (3) years, no member of the Company Group has had any tax deficiency proposed or assessed against it and has not executed any waiver of any statute of limitations on the assessment or collection of any tax or governmental charge. During the past three (3) years, no member of the Company Group’s federal income tax returns and none of its state income or franchise tax or sales or use tax returns has ever been audited by governmental authorities. Each member of the Company Group has withheld or collected from each payment made to each of its employees the amount of all taxes, including, but not limited to, federal income taxes, Federal Insurance Contribution Act taxes and Federal Unemployment Tax Act taxes required to be withheld or collected therefrom, and has paid the same to the proper tax receiving officers or authorized depositaries.

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3.17       Employees. No member of the Company Group has any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to any member of the Company Group. Except as disclosed in Section 3.17 of the Schedule of Exceptions, no member of the Company Group is a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. Except as disclosed in Section 3.17 of the Schedule of Exceptions, no officer or employee of any member of the Company Group has an employment agreement or understanding, whether oral or written, with any member of the Company Group which is not terminable on notice by the applicable member of the Company Group without cost or other liability to the Company Group. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company Group, nor does the Company Group have a present intention to terminate the employment of any officer, key employee or group of employees.

3.18       Obligations of Management. Each officer and key employee of the Company Group is currently devoting substantially all of his or her business time to the conduct of the business of the Company Group. The Company is not aware that any officer or key employee of any member of the Company Group is planning to devote less than substantially all of his or her business time to the conduct of the Company Group in the future. No officer or key employee is currently working or, to the Company’s knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

3.19       Registration and Voting Rights and Restrictions on Transfer and Issuance. Except as contemplated by the Investor Rights Agreement and listed on Schedule 3.19, the Company is presently not under any obligation, and no person or entity has any existing rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement, no stockholder of the Company has entered into any currently effective agreement with respect to the voting of equity securities of the Company. Except as contemplated by the Series B Financing Agreements, the Company is presently not under any obligation, and has not granted, any rights of first refusal, preemptive or co-sale rights with respect to its capital stock.

3.20       Compliance with Laws; Permits; Company SEC Documents.

(a)       Except for violations of the Controlled Substances Act relating to cannabis’ status as a Schedule I substance, no member of the Company Group is in violation of any applicable material statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Series B Preferred Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closings, as will be filed in a timely manner. Each member of the Company Group has all material franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted, and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as currently planned to be conducted.

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(b)       Except for the Company’s failure to file its Annual Report on Form 10-K for the year ended December 31, 2016 (which Form 10-K was filed on April 20, 2017 (the “2016 10-K”)), the Company’s forms, registration statements, reports, schedules and statements required to be filed by it under the Exchange Act have been filed with the Commission on a timely basis. The Company SEC Documents, at the time filed (or in the case of registration statements, solely on the dates of effectiveness), except to the extent corrected by a subsequent Company SEC Document, (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made in the case of any such documents other than a registration statement, not misleading and (b) complied as to form in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) and the Securities Act, as the case may be. For the purposes of this Agreement, “Company SEC Documents” means the Company’s forms, registration statements, reports, schedules and statements filed by it under the Exchange Act or the Securities Act, as applicable.

(c)       Except as otherwise disclosed in the 2016 10-K, to the extent required by Rule 13a-15 under the Exchange Act, each member of the Company Group has established and maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rule 13a-15(e) under the Exchange Act), (b) such disclosure controls and procedures are designed to provide reasonable assurance that that the information required to be disclosed by the Company in the reports to be filed or submitted under the Exchange Act is accumulated and communicated to management of the Company Group, as appropriate, to allow timely decisions regarding required disclosure to be made and (c) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

3.21       Environmental, Safety and Health Laws. No member of the Company Group is in material violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and no material expenditures currently are, or to the Company’s knowledge will be, required in order to comply with any such statute, law or regulation.

3.22       Offering Valid. Assuming the accuracy of the representations and warranties of Purchaser contained in Section 4.2 hereof, the offer, sale and issuance of the Series B Preferred Shares pursuant hereto and the issuance and delivery of the Conversion Shares upon conversion of the Series B Preferred Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Series B Preferred Shares to any person or persons so as to bring the sale of such Series B Preferred Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

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3.23       Necessary Properties. The applicable member of the Company Group owns or possesses sufficient legal rights to any and all properties reasonably necessary for the conduct of its business as now conducted.

3.24       Books and Records. The books of account, ledgers, order books, records and documents of the Company Group accurately reflect all material information relating to the businesses of the Company Group, the location and collection of its assets, and the nature of all transactions giving rise to the obligations or accounts receivable of the applicable member of the Company Group.

3.25       Insurance. Except for the additional D&O policy coverage which will be bound prior to May 19, 2017, the Company Group maintains general commercial, D&O, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the applicable member of the Company Group.

3.26       Disclosure. The Company has made available to the Purchaser all the information reasonably available to the Company and its Subsidiaries that the Purchaser have requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Schedule of Exceptions, and no certificate or other information furnished or to be furnished to Purchaser at any Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

3.27       No Bad Actors. To its knowledge, none of the Company, any affiliated issuer, any director, executive officer, or any beneficial owner of 20% or more of the Company's outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company or any of its Subsidiaries in any capacity (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Securities Act Rule 506(d)(1) subsections (i) through (viii) 4 (each a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event and each such member of the Company Group has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) promulgated under the Securities Act in respect thereto.

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4.          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

Each of Purchaser and any Additional Purchaser pursuant to any Subsequent Closing hereby represents and warrants to the Company, severally and not jointly, as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

4.1        Requisite Power and Authority. Such Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Series B Financing Agreements and to carry out their provisions. All action on such Purchaser’s part required for the lawful execution and delivery of this Agreement and the Series B Financing Agreements have been or will be effectively taken prior to the applicable Closing. Upon their execution and delivery, this Agreement and the Series B Financing Agreements will be valid and binding obligations of such Purchaser, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Investor Rights Agreement may be limited by applicable laws.

4.2        Investment Representations. Such Purchaser understands that none of the Shares have been registered under the Securities Act. Such Purchaser also understands that the Series B Preferred Shares and the Conversion Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon such Purchaser’s representations contained in the Agreement. Such Purchaser hereby represents and warrants as follows:

(a)         Purchaser Bears Economic Risk. Such Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. Such Purchaser understands that the Company has no present intention of registering the Shares or any shares of the Common Stock. Such Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow such Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times that such Purchaser might propose or desire.

(b)         Acquisition for Own Account. Such Purchaser is acquiring the Shares for such Purchaser’s own account for investment only, and not with a view to distribution, assignment or resale of the Shares to others or to fractionalization of the Shares in whole or in part, in each case, in violation of the Securities Act.

(c)         Purchaser Can Protect Its Interest. Such Purchaser represents that by reason of its, or of its management’s, business or financial experience, such Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Series B Financing Agreements. Further, such Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

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(d)         Accredited Investor. Such Purchaser represents and warrants that it is an “accredited investor” within the meaning of Rule 501 of Regulation D, as promulgated under the Securities Act. Purchaser (and any Additional Purchaser pursuant to any Subsequent Closing) that is an entity formed for the specific purpose of purchasing the Series B Preferred Shares under this Agreement represents and warrants that, to the best of such Purchaser’s knowledge (after due inquiry), each equity owner of such Purchaser is also an “accredited investor” within the meaning of Regulation D, as promulgated under the Securities Act.

(e)         Rule 144. Such Purchaser acknowledges and agrees that in addition to any requirements under state securities laws, the Series B Preferred Shares, and, if issued, the Conversion Shares, are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time (“Rule 144”) and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Such Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144, and the number of shares being sold during any three-month period not exceeding specified limitations. Such Purchaser has been further advised that the Company has no present intention of satisfying the current public information requirements of Rule 144, and as a result such Purchaser will be able to rely on Rule 144 only under the limited circumstances described in that rule.

(f)         Residence. If such Purchaser is an individual, then such Purchaser resides in the state or province identified in the address of Purchaser set forth on the Series B Schedule; if such Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of such Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the Series B Schedule.

(g)         Foreign Investors. If such Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Code), such Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Shares. Such Purchaser’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of such Purchaser’s jurisdiction.

(h)         No General Solicitation. To the knowledge of such Purchaser, the Series B Preferred Shares have not been offered to such Purchaser by any form of general solicitation or general advertising, including, without limitation, (A) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (B) any seminar or meeting whose attendees (including the Purchaser) have been invited by any general solicitation or general advertising.

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4.3       Transfer Restrictions. Such Purchaser acknowledges and agrees that the Shares are subject to restrictions on transfer as set forth in the Investor Rights Agreement.

4.4       Satisfaction of Convertible Note. Purchaser represents that, effective as of the Closing. all indebtedness of the Company under the Convertible Note, including any and all interest accrued thereon, shall have been paid and satisfied in full.

4.5       Not a Bad Actor. No Purchaser (including any Additional Purchaser pursuant to any Subsequent Closing), and no Affiliate (as defined below) of such Person that could stand as beneficial owner of the Securities purchased hereunder, is subject to any of the “Bad Actor” disqualifications described in Securities Act Rule 506(d)(1) subsections (i) through (viii).

5.          REPRESENTATIONS AND WARRANTIES OF HELIX OPPS.

Helix Opps hereby represents and warrants to the Purchaser as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

5.1        Requisite Power and Authority. Helix Opps has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Pre-Closing Consent, the Post-Closing Consent and to carry out their provisions. All action on Helix Opps’ part required for the lawful execution and delivery of this Agreement, the Pre-Closing Consent and the Post-Closing Consent have been or will be effectively taken. Upon their execution and delivery, this Agreement, the Pre-Closing Consent and the Post-Closing Consent will be valid and binding obligations of Helix Opps, enforceable in accordance with their respective terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies.

6.          CONDITIONS TO CLOSING.

6.1        Conditions to Purchaser’s Obligations at Each Closing. The obligation of Purchaser to purchase the Series B Preferred Shares to be purchased by it at each Closing is, unless waived in writing by such Purchaser, subject to the fulfillment on or before such Closing of each of the following conditions:

(a)         Representations and Warranties True. The representations and warranties made by the Company in Section 3, shall be true and correct as of the date of the First Closing.

(b)         Performance of Obligations All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to such Closing shall have been performed or complied with in all material respects.

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(c)         Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Series B Preferred Shares and the Conversion Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

(d)         Filing of Series B Certificate of Designation. The Series B Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware and shall be in full force and effect as of the First Closing.

(e)         Reservation of Conversion Shares. The Conversion Shares shall have been duly authorized and reserved for issuance.

(f)          Certificates. The Company shall have delivered to counsel to the Purchaser the following:

(i)          a certificate executed by the Chief Executive Officer, President or Chief Financial Officer of the Company on behalf of the Company, certifying the satisfaction of the conditions to closing listed in Sections 5.1(a) and (b) as of the date of such Closing;

(ii)         a certificate of the Secretary of State of the State of Delaware, dated as of a date within five (5) days of the date of the applicable Closing, with respect to the good standing of the Company; and

(iii)        a certificate of the Company executed by the Company’s Secretary, attaching and certifying to the truth and correctness of (1) the Charter, (2) the Bylaws (3) the board and stockholder resolutions adopted in connection with the transactions contemplated by this Agreement, dated as of or prior to such Closing, and (4) the stockholder written consent of Helix Opps adopted in its capacity as the holder of all of the Series A Preferred Stock in connection with the transactions contemplated by this Agreement, dated as or prior to such Closing (the “Pre-Closing Consent”).

(g)         Board of Directors. Upon the date of the First Closing, the members of the Board of Directors of the Company shall consist of the persons named in the Voting Agreement.

(h)         Execution of Counterpart. The Company shall have delivered to the Purchaser an executed counterpart of this Agreement and each of the Series B Financing Agreements.

6.2        Conditions to Obligations of the Company to Close. The Company’s obligation to issue and sell the Series B Preferred Shares at each Closing is subject to the satisfaction of the following conditions:

(a)         Representations and Warranties True. The representations and warranties in Section 4 made by such Purchaser shall be true and correct as of such Closing, with the same force and effect as if they had been made on and as of the date of such Closing.

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(b)         Performance of Obligations. Purchaser shall have performed and complied with all agreements and conditions herein required to be performed or complied with by such Purchaser on or before such Closing.

(c)         Execution of Counterpart. The Company shall have received from the Purchaser an executed counterpart of this Agreement and each of the Series B Financing Agreements.

(d)         Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Series B Financing Agreements.

7.          MISCELLANEOUS.

7.1        Governing Law; Consent to Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed in accordance with the General Corporation Law of the State of Delaware, without regard to its principles of conflicts of laws. Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Delaware located in Wilmington, Delaware and the United States District Court for the District of Delaware for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

7.2        Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Series B Preferred Shares from time to time.

7.3        Entire Agreement. This Agreement, the exhibits and schedules hereto, the Series B Financing Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

7.4        Severability. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

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7.5        Amendment and Waiver.

(a)         This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Series B Preferred Shares then outstanding (treated as if converted and including any Conversion Shares into which the Series B Preferred Shares have been converted that have not been sold to the public). Any such amendment or modification effected in accordance with this Section 7.5(a) shall be binding on all parties hereto, even if they do not execute such consent.

(b)         Subject to Section 7.5(c) below, any party hereto may waive compliance with any agreements, covenants or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

(c)         The obligations of the Company and the rights of the holders of the Series B Preferred Shares and the Conversion Shares under the Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the holders of at least a majority of the Series B Preferred Shares then outstanding (treated as if converted and including any Conversion Shares into which the Series B Preferred Shares have been converted that have not been sold to the public). Any such waiver effected in accordance with this Section 7.5(c) shall be binding on all parties hereto, even if they do not execute such consent.

7.6        Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Series B Financing Agreements or the Charter, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on Purchaser’s part of any breach, default or noncompliance under this Agreement, the Series B Financing Agreements or under the Charter or any waiver on such party’s part of any provisions or conditions of the Agreement, the Series B Financing Agreements or the Charter must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Series B Financing Agreements, the Charter, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

7.7        Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.

7.8        Expenses. The Company and the Purchaser shall each pay their own expenses in connection with the transactions contemplated by this Agreement; provided, however that if the First Closing is effected, the Company shall pay the reasonably documented fees and expenses of corporate counsel for the Purchaser and their investors, in an amount not to exceed $60,000.

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7.9        Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

7.10       Titles and Subtitles. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

7.11       Pronouns. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

7.12       Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signatures or via .pdf signature.

Signatures on the Following Page

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This Series B Preferred Stock Purchase Agreement is hereby executed as of the date first above written.

The Company:

Helix TCS, Inc.

By:
Name:	Zachary L. Venegas
Title:	Chief Executive Officer

HELIX OPPS:

Helix Opportunities, LLC

By:
Name:	Zachary L. Venegas
Title:	Manager

The Purchaser:

RSF4, LLC

By:

By:
Name:
Title:

By:
Name:
Title:

HELIX TCS, INC. SERIES B PREFERRED STOCK PURCHASE AGREEMENT

SIGNATURE PAGE